Greenopia

Greenopia: Turning consumer intent into a market force for sustainable spending.

Invest

$99.20 minimum investment

DEADLINE: May 1, 2026

in 2 months

SHARE PRICE
$0.64

TOTAL RAISED ON NETCAPITAL
$132,363

TOTAL RAISED THIS ROUND
$132,363

VALUATION THIS ROUND
$4,552,000

Reg CF offering provided by Netcapital Funding Portal Inc.

WHO WE ARE

Problem:
a marketplace clouded by greenwashing

Sustainable living shouldn't feel like a full-time job. Millions of people want to shop with their values, but struggle to do so



?
?

Opportunity

$472B

CURRENT SIZE OF THE LIFESTYLE OF HEALTH & SUSTAINABILITY (LOHAS) MARKET, GROWING AT 10% PER YEAR; ⅓ OF AMERICAN ADULTS

70%

AMERICANS WOULD PREFER TO SPEND MONEY ON SUSTAINABLE PRODUCTS AND SERVICES, WITH ONLY 26% ACTING ON THOSE CONCERNS

>9M

US GOOGLE SEARCHES PER MONTH RELATING TO SUSTAINABLE SHOPPING, LIVING & EATING

34M

SMALL & MEDIUM SIZED BUSINESSES IN AMERICA

Solution - **greenopia**

Making sustainable spending easy and fun

Trust
Data backed standards, facilitated by a simple self-serve assessment

Find
Promote verified businesses through a user friendly interface and partnerships

Spend
Real world spending shift made easier with offers and promotions


10:30
greenopia
San Francisco
Discover for sustainable businesses
All
Open Now
Category
Distance
Eco Tags
Near Me
San Francisco
Superstar Picks Near San Francisco
Integral Yoga Institute
Fitness Centers
770 Dolores St
Renewable Energy
Gräsplan
Hair Salons
3049 22nd Stree
Discover
Collections
Profile

> We've been saying for years "Where we spend our money is our most powerful vote" Greenopia will give this generation the trusted guidance to vote for a greener world.

RYLAND ENGELHART - CO-FOUNDER OF CAFE GRATITUDE & KISS THE GROUND

Scaling a decade of authority into a digital solution

Building on a track record

- 120,000 verified business listings
- 75,000 printed guidebooks sold at $17.95
- EPA-awarded proprietary assessment system
- Partnership with American Express

To today

- Self Serve, automated verification
- Updated research with in-depth user study
- Partnership with UCLA
- Beta testing in San Francisco & LA
- 400+ businesses live in the app

> "Greenopia fulfills a need that hasn't been addressed to date: systemically moving consumer spending towards sustainable, responsible businesses. I'm excited to see their shift to a digital solution after proving the demand in their print version.

CHIP CONLEY - NY TIMES BESTSELLING AUTHOR AND FOUNDER OF MEA

Business model: *Monetizing the shift*

Subscriptions
free listing for businesses, with an option to upgrade to a merchant marketing package, starting at just $10 / month

Licensing
API access for corporate brands to integrate our 'green trust' data

Affiliate / Lead Gen - Revenue
share on transactions directed to sustainable partners

Our team



Gay Browne
Founder



Jon Cross
Operations



Nastia Nemro
Creative

A solid advisory board + BRUIN HEALTH CONSULTING + Somnio SOFTWARE

Press

Broadcast	Print	Editorial
• Fox & Good Day New York • ABC Nows Nove Money Matters • Brooklyn News 12 • CNBC: The Big Idea with Danny Deutsch • Fox Bnsiness News “Happy Hour” • Good Morning America • KTLA Morning Show • CNN TV Local Headline News • KTTV: Good Day Los Angeles	• O Magazine • Vanity Fair • Sunset Magazine • Craine’s NYC Business Journal • LA Business Journal • Newsweek Online • Now York Observer Online • TheDailyGreen.com • AM New York • Forbes.com • NY Times (online)	• LA Confidential - ongoing contributor • Huffington Post • VIllage - 2007 • 7x7 Magazine (San Francisco)

Help lead the shift to conscious consumer spending

Greenopia was built on the belief that **collective action creates systemic change**. We are looking for more than just investors; we are looking for partners who believe that where we spend our money matters. When you join this campaign, you are helping us build the tools that make sustainability the global standard. Join Greenopia. Good for you, good for the planet, good for the community, and **good for your portfolio** too...

USE OF PROCEEDS

If the offering's maximum amount of $505,778 is raised:

Use	Value	% of Proceeds
App Development	$150,500	29.8%
Onboarding Operations	$75,000	14.8%
Salaries	$125,000	24.7%
Marketing	$75,000	14.8%
Legal & Accounting	$50,000	9.9%
Intermediary fees	$24,783	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of common shares, under registration exemption 4(a)(6), in Greenopia USA Inc. This offering must reach its target of at least $10,000 by its offering deadline of May 1, 2026 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

7,902,778 shares
× $0.64 per share

$5,057,778 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on July 29, 2025
- Form C/A on July 29, 2025
- Form C/A on September 12, 2025
- Form C/A on December 3, 2025

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

If Greenopia has presented in any webinars during the offering period, you may access them here

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Feb 4, 2026 • Join the Greenopia founders for a live Q&A on...

Dec 3, 2025 • Filed Form C/A

Nov 18, 2025 • Tune in to see Gay Browne and Jon Cross share...

Oct 29, 2025 • We're excited to share a few updates with...

Sep 12, 2025 • Filed Form C/A

Jul 29, 2025 • Filed Form C/A

Jul 29, 2025 • Filed Form C

ASK A QUESTION

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Check the background of Netcapital Securities, Inc. on FINRA BrokerCheck. Regulation Crowdfunding ("Reg CF") securities are offered through Netcapital Funding Portal, Inc., a funding portal registered with the Securities and Exchange Commission ("SEC") and member of the Financial Industry Regulatory Authority ("FINRA"). Regulation A+ ("Reg A+") and Regulation D ("Reg D") 506(c) securities are offered through Netcapital Securities, Inc., a broker-dealer registered with the SEC and member of FINRA and the Securities Investor Protection Corporation ("SIPC").

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Neither Netcapital Securities Inc. nor any of its affiliates provide any investment advice or make any investment recommendations, and no communication through this website should be construed as such. Investments offered through netcapital.com are unsolicited. Securities offered on netcapital.com have not been registered under the Securities Act of 1933. Private placements are speculative, illiquid, and involve a high degree of risk, including the possible loss of your entire investment.